UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 12, 2004

KNAPE & VOGT MANUFACTURING COMPANY
(Exact name of registrant as specified in its charter)

Commission File Number 00001859

Michigan (State of Incorporation)	38-0722920 (IRS Employer Identification No.)

2700 Oak Industrial Drive, NE Grand Rapids, Michigan (Address of principal executive offices)	49505 (Zip Code)

(616) 459-3311
(Telephone Number)

Item 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION, AND EXHIBITS

(c)	Exhibits 99.1 Press Release dated January 12, 2004

Item 12.   RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On January 12, 2004, Knape & Vogt Manufacturing Company issued a press release announcing results for the second quarter ended December 27, 2003. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.

The information in this Form 8-K and the attached Exhibit shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Knape & Vogt Manufacturing Company (Registrant)
Date:	January 12, 2004	/s/ William R. Dutmers William R. Dutmers Chairman and Chief Executive Officer
Date:	January 12, 2004	/s/ Leslie J. Cummings Leslie J. Cummings Vice President of Finance and Treasurer

Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT: Leslie Cummings, Vice President of Finance and Treasurer
Knape & Vogt Manufacturing Company (616) 459-3311, Ext. 225
or
Jeff Lambert, Paula MacKenzie (616) 233-0500
Lambert, Edwards & Associates, Inc. (mail@lambert-edwards.com)

Knape & Vogt Reports Improved Second-Quarter and Six-Month Results

GRAND RAPIDS, Michigan, January 12, 2004 – Knape & Vogt Manufacturing Co. (Nasdaq: KNAP) today announced double-digit net sales growth for the six months and quarter ended December 27, 2003.

The Grand Rapids, Mich.-based manufacturer and distributor of drawer slides, shelving, storage and ergonomic office products reported that net sales increased 14.2 percent to $34.5 million for the second quarter of fiscal 2004, compared with net sales of $30.2 million during the same period a year ago. KV reported net income of $441,904, or $0.10 per diluted share, for the just-completed quarter, compared with $851,728, or $0.19 per diluted share, during the same period in fiscal 2003. Excluding a one-time after-tax gain of $.5 million related to the settlement of certain legal matters, net income in the prior year second quarter would have been approximately $.3 million or $0.07 per diluted share.

The Company attributed the strong sales growth to new products introduced during the past year, which accounted for $4.4 million of sales in the quarter. The new products not only generated sales with existing customers but also allowed the Company to develop new customers in key markets.

“We have grown sales and gained market share with both existing and new customers,” said Bill Dutmers, chairman and CEO. “Our ability to bring innovative, value-added products to the markets we serve, combined with our outstanding customer service have proven to be key reasons for our growth over the past six months.”

“We see potential to continue this growth trend in the coming months,” Dutmers continued. “Our focus on key markets is critical. We listen to our customers needs and respond quickly with products and services that address their issues, serving as a true partner in helping them achieve their business objectives. Many of our new products – those already introduced along with those currently under development – provide enhanced features and at the same time allow our customers to increase their productivity. This can be seen in products, such as our 4X4 Pocket Door™ slide and our Interlok™ lateral drawer anti-tip and locking system.”

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Knape & Vogt, page 2 of 2

KV also attributed the sales growth to its expanded sales force and sales rep network, which is beginning to generate new retail and wholesale customers.

For the first six months of fiscal 2004, KV reported a 15.4 percent increase in sales and higher net income compared to the prior year period. KV posted net income of $1.1 million, or $0.25 per diluted share, on net sales of $70.6 million, compared with net income of $1.0 million, or $0.23 per diluted share, on net sales of $61.2 million for the first six months of fiscal 2003. New products accounted for $9.8 million in sales for the first six months of fiscal 2004, compared with $5.2 million in the year-ago period.

“Our entire organization is committed to positioning KV for future growth,” stated Dutmers. “We involve many cross functional teams in our new product development process, lean manufacturing activities and customer service initiatives. This helps foster a culture of continuous improvement and ensures that we remain focused on innovation that drives top and bottom line performance.”

About Knape & Vogt
Knape & Vogt Manufacturing Co. brings more than a century of experience to the design, manufacture and distribution of kitchen and bath storage solutions and office products for original equipment manufacturers, specialty distributors, office furniture dealers, hardware chains and major home centers throughout the country. Additional information on KV’s product lines is available on www.knapeandvogt.com.

Cautionary Statement: This press release contains certain forward-looking statements that involve risks and uncertainties. When used in this release, the words “believe,” “anticipates,” “think,” “intend,” “optimistic,” “forecast,” “expect,” “potential” and similar expressions identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements concerning future improvements in net sales, margins and profitability. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including, but not limited to, economic, competitive, governmental and technological factors affecting the Company’s operations, markets, products, services and prices. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

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Knape & Vogt Manufacturing Company and Subsidiaries
Condensed Consolidated Statements of Income
(Unaudited)

	Six Months Ended		Three Months Ended

	Dec. 27, 2003	Dec. 28, 2002	Dec. 27, 2003	Dec. 28, 2002

Net sales	$70,623,675	$61,218,080	$34,498,436	$30,219,890

Cost of sales	56,143,079	47,583,496	27,182,375	23,639,237

Gross margin	14,480,596	13,634,584	7,316,061	6,580,653

Selling and administrative expenses	11,962,694	11,071,891	6,062,245	4,921,448

Other	-	271,325	-	-

Operating income	2,517,902	2,291,368	1,253,816	1,659,205

Interest and other expenses, net	839,627	636,815	446,698	317,769

Income before income taxes	1,678,275	1,654,553	807,118	1,341,436

Income taxes	566,497	607,862	365,214	489,708

Net income	$1,111,778	$1,046,691	$441,904	$851,728

Earnings per common share – basic and diluted:
Weighted average shares outstanding	4,516,137	4,517,472	4,516,349	4,517,480

Net income per share	$.25	$.23	$.10	$.19

Cash dividend - Common stock	$.33	$.33	$.165	$.165

Cash dividend - Class B common stock	$.30	$.30	$.15	$.15

Knape & Vogt Manufacturing Company and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

	December 27, 2003 (Unaudited)	June 28, 2003

Assets

Current Assets:
Cash	$4,583,171	$3,846,611
Accounts receivable, net	16,862,223	16,820,600
Inventories	21,218,846	18,979,056
Prepaid expenses and other	1,507,187	731,751

Total current assets	44,171,427	40,378,018

Property, plant and equipment, net	31,206,900	33,989,109

Other assets	17,723,160	17,981,702

	$93,101,487	$92,348,829

Liabilities and Equity

Current liabilities	$20,668,512	$19,920,749

Long-term debt and capital leases	24,046,310	24,052,605

Deferred income taxes & other
long-term liabilities	13,399,120	13,613,613

Stockholders’ equity	34,987,545	34,761,862

	$93,101,487	$92,348,829

Knape & Vogt Manufacturing Company and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended
	December 27, 2003	December 28, 2002

From Operating Activities:
Net income	$1,111,778	$1,046,691
Depreciation and amortization	3,278,015	3,552,611
Decrease in prepaid pension cost	203,585	52,234
Deferred income taxes	205,319	265,000
Loss (gain) on disposal of fixed assets	(4,349	87,615
Changes in operating assets & liabilities	(1,931,557)	(855,273)
Other, net	(30,801)	15,448

Net cash provided by operating activities	2,831,990	4,164,326

From Investing Activities:
Additions to property, plant & equipment	(764,415)	(1,634,228)
Proceeds from sales of property, plant & equipment	800	243,527
Other, net	(21,962	(21,411)

Net cash used for investing activities	(785,577)	(1,412,112)

From Financing Activities:
Cash dividends paid	(1,424,363)	(1,423,152)
Net change in long-term debt/capital leases	(6,295)	-
Repurchase and retirement of common stock	-	(5,934)

Net cash used for financing activities	(1,430,658)	(1,429,086)

Effect of Exchange Rates on Cash	120,805	(80,276)

Net increase in cash	$736,560	$1,242,852